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                BANKAMERICA MANUFACTURED HOUSING CONTRACT TRUST
                SENIOR/ SUBORDINATE PASS-THROUGH CERTIFICATES
                   SERIES 1998-1, INVESTOR NUMBER 19982001

                  AGGREGATE PAYMENT AMOUNTS FOR CALENDAR YEAR

                  JANUARY 1, 1998 THROUGH DECEMBER 31, 1998


PRINCIPAL DISTRIBUTIONS:                CLASS A-1       CLASS M      CLASS B-1     CLASS B-2
                                      --------------  ------------  ------------  ------------
Scheduled Principal Reduction          21,145,128.23       0.00          0.00          0.00
Partial Principal Prepayments           4,483,828.12       0.00          0.00          0.00
Principal Prepayments In Full          58,321,331.97       0.00          0.00          0.00
Contract Liquidations                  13,127,819.42       0.00          0.00          0.00
Contract Repurchases                            0.00       0.00          0.00          0.00
Previously Undistributed Shortfalls             0.00       0.00          0.00          0.00
                                      --------------  ------------  ------------  ------------
TOTAL PRINCIPAL DISTRIBUTION:         $97,078,107.74      $0.00         $0.00         $0.00
                                      --------------  ------------  ------------  ------------
                                      --------------  ------------  ------------  ------------

INTEREST DISTRIBUTIONS:                 CLASS A-1       CLASS M      CLASS B-1     CLASS B-2
                                      --------------  ------------  ------------  ------------
Interest Distribution Amount           37,404,516.69  3,883,971.00  3,496,732.30  2,686,339.50
                                      --------------  ------------  ------------  ------------
Unpaid Interest Shortfall                       0.00          0.00          0.00          0.00
                                      --------------  ------------  ------------  ------------
TOTAL INTEREST DISTRIBUTION:           37,404,516.69  3,883,971.00  3,496,732.30  2,686,339.50
                                      --------------  ------------  ------------  ------------
                                      --------------  ------------  ------------  ------------

                                              Class A-1        Class M        Class B-1       Class B-2
                                              ---------        -------        ---------       ---------
1998 Distribution Allocable to Principal    97,078,107.74           0.00            0.00             0.00
1998 Distributions Allocable to Interest    37,404,516.69    3,883,971.00    3,496,732.30     2,686,339.50
12/31/98 Remaining Principal Balance       637,181,892.26   67,158,000.00   53,727,000.00    40,295,092.56


Number and aggregate remaining principal balance of Contracts with payments delinquent:

           Days Delinquent              Number          Aggregate Remaining Principal Balance
           ---------------              ------          -------------------------------------
               31 - 59                   465                        11,293,863.90
               60 - 89                   105                         2,723,130.59
             90 or more                  121                         4,255,000.74


Aggregate amount of servicing fees and expenses payable out of the trust for 1998:    7,124,391.04

The number of contracts that were repurchased or replaced during 1998                            0

1998 Aggregate Principal Balance of All Contracts repossessed or foreclosed upon     20,349,187.96



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The balance in the Reserve Account as of 12/31/98                                     8,991,623.12

1998 Cumulative Realized Losses                                                       7,255,880.09

The amount of any outstanding Monthly Advance Amount as of 12/31/98                           0.00

1998 amounts deposited to Reserve Account                                                     0.00

The pool scheduled principal balance, expressed as a percentage                         89.1586150%
     of the Cut-Off Date pool principal balance

The number of Manufactured Homes Currently held by the Servicer due to Repossessions           228
    and the aggregate principal balance of the related defaulted Contracts            6,915,009.37
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